Exhibit 99.1

NEWS RELEASE

RLI Insurance Company

9025 N. Lindbergh Dr. | Peoria, IL 61615-1431

Phone: 309-692-1000 | Fax: 309-692-1068

FOR IMMEDIATE RELEASE	CONTACT: Aaron Jacoby
(309) 693-5880
Aaron_Jacoby@rlicorp.com
www.rlicorp.com

RLI reports all-time record earnings

                PEORIA, ILLINOIS, July 16, 2003 — RLI Corp. (NYSE: RLI) — RLI Corp. posted quarterly net earnings of $15.4 million ($0.60 per diluted share), a 22% per-share improvement over the $10.0 million ($0.49 per diluted share) posted in the second quarter last year. Both the total dollar and per-share amounts set RLI records. Quarterly operating earnings of $14.1 million ($0.55 per share) were up 20% per share from last year’s $9.3 million ($0.46 per share) result, and matched the operating earnings per share record set last quarter. Book value per share finished the quarter at $20.36, up 10% since year end.

                Through six months, RLI net earnings were $29.8 million ($1.16 per share), versus last year’s $19.1 million ($0.93 per share) posting, a 25% per-share gain. Operating earnings of $28.3 million ($1.10 per share) were 31% better per share than the $17.2 million ($0.84 per share) result reported at this time last year. These results set mid-year records.

                RLI net operating earnings consist of net earnings after the elimination of after-tax realized investment gains/losses. This measure is useful in gauging core operating performance across reporting periods, but may not be comparable to other companies’ definitions of operating earnings.

Strong underwriting income

                RLI’s quarterly underwriting profits were $7.4 million on a 93.4 net GAAP combined ratio. This result compares to a $2.6 million gain on a 96.8 combined ratio for the same period last year. The company’s property segment drove these results, as it posted a 71.5 combined ratio for the second quarter, an outstanding figure in light of seasonal weather-related claims. The casualty segment continued to record underwriting profits with a 98.5 combined ratio. Surety results stayed level for the quarter, reflected in its combined ratio of 112.0.

                “Our 2003 results are benefiting from last year’s premium growth,” said RLI President & CEO Jonathan E. Michael. “As planned, we’ve also increased our retentions this year, which have boosted net consolidated revenue and earnings.” Net premiums earned grew 39% in the quarter, to $113.6 million.

                “The overall insurance marketplace is still very attractive for specialty niche writers such as RLI, and we are well positioned to continue to prosper in this environment.”

Investment income posts records on solid gains

                Investment income reached $10.9 million, a 14% increase over the second quarter of last year. Increased cash flows from operations and the infusion of new capital from 2002’s equity offering drove this increase. Invested asset growth of 8% over year end helped push total assets to $1.9 billion.

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                The company’s consolidated investment portfolio generated a 5.2% total return year to date. The equity portfolio registered a 14.6% return for the quarter, 10.5% year to date. RLI’s bond portfolio continued its strong performance from 2002, generating a total return of 3.1% for the second quarter.

                Comprehensive earnings, which include after-tax unrealized gains/losses from the investment portfolio, posted a $40.7 million gain for the quarter ($1.58 per share). “We have had strong performance across our investment portfolio through the first half of the year,” said Michael.  “While there are no guarantees for the near-term performance of the market, we remain committed to enhancing book value growth through a long-term investment philosophy that includes equities.”

                As of June 30, 2003, $140.1 million of cumulative unrealized gains remained in the RLI investment portfolio. Over the past 20 years, the equity portfolio has generated a 12.7% average annual return.

Other quarterly news

                On July 1, 2003, RLI sold an insurance company shell to a group of private investors.  This transaction, which is to be recognized in the third quarter, is expected to result in an after-tax gain of approximately $4 million.

                Also during the quarter, the company’s directors declared a $0.10 per share cash dividend. The dividend was paid on July 15, 2003, to shareholders of record as of June 30, 2003.

                At 3:15 p.m. CDT today, July 16, RLI management will hold a conference call to discuss quarterly results with insurance industry analysts. Interested parties may listen to the discussion through the Internet at RLI’s website, www.rlicorp.com, or through http://www.firstcallevents.com/service/ajwz384008648gf12.html.

                Except for historical information, this news release may include forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) which are subject to certain risk factors that could cause actual results to differ materially. Various risk factors that could affect future results are listed in the company’s filings with the Securities and Exchange Commission, including the Form 10-K for the year ended December 31, 2002.

                RLI Corp., through its subsidiaries RLI Insurance Company, Mt. Hawley Insurance Company and Planet Indemnity Company, underwrites selected property and casualty insurance products. For additional information, contact RLI Director, Corporate Development Aaron Jacoby at (309) 693-5880 or at aaron_jacoby@rlicorp.com.

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RLI CORP.

2003 FINANCIAL HIGHLIGHTS

(Dollars in thousands, except per share amounts)

	Three Months Ended June 30,			Six Months Ended June 30,
	2003	2002	% Change	2003	2002	% Change
SUMMARIZED INCOME STATEMENT DATA:
Net premiums earned	$113,626	$81,686	39.1%	$222,772	$155,788	43.0%
Net investment income	10,890	9,572	13.8%	21,550	18,657	15.5%
Net realized investment gains	1,943	1,077	80.4%	2,352	2,864	-17.9%
Consolidated revenue	126,459	92,335	37.0%	246,674	177,309	39.1%

Loss and settlement expenses	70,241	47,357	48.3%	133,527	90,471	47.6%
Policy acquisition costs	28,807	25,127	14.6%	58,311	47,953	21.6%
Other insurance expenses	7,148	6,585	8.5%	13,832	12,198	13.4%
Interest expense on debt	204	481	-57.6%	447	905	-50.6%
General corporate expenses	932	889	4.8%	2,049	1,919	6.8%
Total expenses	107,332	80,439	33.4%	208,166	153,446	35.7%

Equity in earnings of unconsolidated investee	2,367	1,906	24.2%	3,543	2,439	45.3%

Earnings before income taxes	21,494	13,802	55.7%	42,051	26,302	59.9%
Income tax expense	6,102	3,848	58.6%	12,223	7,243	68.8%
Net Earnings	$15,392	$9,954	54.6%	$29,828	$19,059	56.5%

Other comprehensive earnings (loss), net of tax	25,317	(14,644)	272.9%	19,900	(12,944)	253.7%

Comprehensive earnings	$40,709	$(4,690)	968.0%	$49,728	$6,115	713.2%

Operating Earnings: (1)

Net Earnings	$15,392	$9,954	54.6%	$29,828	$19,059	56.5%

Realized gains, net of tax	1,263	700	80.4%	1,529	1,862	-17.9%

Net operating earnings	$14,129	$9,254	52.7%	$28,299	$17,197	64.6%

Return on Equity:
Net earnings (trailing four quarters)				11.1%	10.4%
Comprehensive earnings (trailing four quarters)				13.6%	4.0%

Per Share Data (2)

Diluted:
Weighted average shares outstanding (in 000’s)	25,808	20,463		25,731	20,405

EPS from operations (1)	$0.55	$0.46	19.6%	$1.10	$0.84	31.0%
Realized gains, net of tax	0.05	0.03	66.7%	0.06	0.09	-33.3%
Net earnings per share	$0.60	$0.49	22.4%	$1.16	$0.93	24.7%

Comprehensive earnings per share	$1.58	$(0.23)	787.0%	$1.93	$0.30	543.3%

Cash dividends per share	$0.10	$0.085	17.6%	$0.19	$0.165	15.2%

(1) Net operating earnings and EPS from operations consist of our net earnings reduced by after-tax realized investment gains/losses.  This measure is useful in gauging our core operating performance across reporting periods, but may not be comparable to the definition of operating earnings used by all companies.

(2) Prior year’s per share data has been stated to reflect the 2-for-1 stock split that occurred on October 15, 2002.

RLI CORP.

2003 FINANCIAL HIGHLIGHTS

(Dollars in thousands, except per share amounts)

	Three Months Ended June 30,			Six Months Ended June 30,
	2003	2002	% Change	2003	% Change	2002
Total Gross Sales
Gross premiums written	$190,084	183,193	3.8%	$364,008	339,501	7.2%
Net investment income	10,890	9,572	13.8%	21,550	18,657	15.5%
Net realized investment gains	1,943	1,077	80.4%	2,352	2,864	-17.9%
Total	$202,917	$193,842	4.7%	$387,910	$361,022	7.4%

	June 30,	December 31,
	2003	2002	% Change
SUMMARIZED BALANCE SHEET DATA:
Fixed income and short-term investments	$836,353	$772,685	8.2%
(amortized cost - $805,202 at 6/30/03)
(amortized cost - $753,458 at 12/31/02)
Equity securities	247,928	227,342	9.1%
(cost - $138,247 at 6/30/03)
(cost - $136,282 at 12/31/02)
Total investments	1,084,281	1,000,027	8.4%

Premiums and reinsurance balances receivable	169,554	122,258	38.7%
Ceded unearned premiums	95,618	95,406	0.2%
Reinsurance recoverable on unpaid losses	364,756	340,886	7.0%
Deferred acquisition costs	61,617	60,102	2.5%
Property and equipment	17,714	17,757	-0.2%
Investment in unconsolidated investee	28,689	25,261	13.6%
Goodwill	27,882	27,882	0.0%
Other assets	26,836	29,748	-9.8%
Total assets	$1,876,947	$1,719,327	9.2%

Unpaid losses and settlement expenses	817,767	732,838	11.6%
Unearned premiums	354,008	350,803	0.9%
Reinsurance balances payable	80,959	78,231	3.5%
Short-term debt	49,041	54,356	-9.8%
Income taxes - deferred	36,624	26,022	40.7%
Other liabilities	27,134	20,522	32.3%
Total liabilities	1,365,533	1,262,772	8.1%
Shareholders’ equity	511,414	456,555	12.0%
Total liabilities & shareholders’ equity	$1,876,947	$1,719,327	9.2%

Common shares outstanding (in 000’s)	25,122	24,681

Book Value per share	$20.36	$18.50	10.1%
Closing stock price per share	$32.90	$27.90	17.9%

RLI CORP.

2003 FINANCIAL HIGHLIGHTS

(Dollars in thousands, except per share amounts)

UNDERWRITING SEGMENT DATA

(in thousands)

		GAAP		GAAP		GAAP		GAAP
	Property	Ratios	Surety	Ratios	Casualty	Ratios	Total	Ratios
Three Months Ended June 30,
2003

Gross premium written	$52,425		$12,909		$124,750		$190,084
Net premium written	28,193		10,872		80,603		119,668
Net premium earned	26,797		11,785		75,044		113,626
Net loss & settlement expenses	10,304	38.5%	5,564	47.2%	54,373	72.5%	70,241	61.8%
Net operating expenses	8,830	33.0%	7,632	64.8%	19,493	26.0%	35,955	31.6%
Underwriting income(loss)	$7,663	71.5%	$(1,411)	112.0%	$1,178	98.5%	$7,430	93.4%

2002
Gross premium written	$56,921		$16,432		$109,840		$183,193
Net premium written	27,540		14,450		61,007		102,997
Net premium earned	21,323		12,259		48,104		81,686
Net loss & settlement expenses	8,529	40.0%	5,709	46.6%	33,119	68.8%	47,357	58.0%
Net operating expenses	8,502	39.9%	7,938	64.8%	15,271	31.7%	31,711	38.8%
Underwriting income(loss)	$4,292	79.9%	$(1,388)	111.4%	$(286)	100.5%	$2,618	96.8%

UNDERWRITING SEGMENT DATA

(in thousands)

		GAAP		GAAP		GAAP		GAAP
	Property	Ratios	Surety	Ratios	Casualty	Ratios	Total	Ratios
Six Months Ended June 30,
2003

Gross premium written	$100,584		$26,468		$236,956		$364,008
Net premium written	54,714		22,081		148,969		225,764
Net premium earned	54,129		24,138		144,505		222,772
Net loss & settlement expenses	16,777	31.0%	11,840	49.1%	104,910	72.6%	133,527	59.9%
Net operating expenses	18,409	34.0%	15,502	64.2%	38,232	26.5%	72,143	32.4%
Underwriting income(loss)	$18,943	65.0%	$(3,204)	113.3%	$1,363	99.1%	$17,102	92.3%

2002
Gross premium written	$106,110		$32,572		$200,819		$339,501
Net premium written	52,155		28,707		107,811		188,673
Net premium earned	41,176		24,494		90,118		155,788
Net loss & settlement expenses	17,798	43.2%	9,885	40.4%	62,788	69.7%	90,471	58.1%
Net operating expenses	16,306	39.6%	15,887	64.9%	27,958	31.0%	60,151	38.6%
Underwriting income(loss)	$7,072	82.8%	$(1,278)	105.3%	$(628)	100.7%	$5,166	96.7%